UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Delta Oil & Gas, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Delta Oil & Gas, Inc.
Suite 604 – 700 West Pender Street
Vancouver, British Columbia
Canada V6C 1G8

Douglas N. Bolen
President and Chairman of the Board

April 4, 2011

To our Stockholders:

I am pleased to invite you to attend the 2011 annual meeting of the stockholders of Delta Oil & Gas, Inc., a Colorado corporation, to be held at 10:00 a.m., central time, May 27, 2011, at the offices of Quarles & Brady, 411 E. Wisconsin Avenue, Milwaukee, WI  53202-4497.  Details regarding the annual meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement.

Your vote is important.  Whether or not you plan to attend the annual meeting, I hope that you will vote as soon as possible.  Please review the instructions on each of your voting options described in the notice of annual meeting and proxy statement.

Thank you for your ongoing support of, and continued interest in, Delta Oil & Gas, Inc.

Sincerely,

/s/ Douglas N. Bolen
Douglas N. Bolen
President and Chairman of the Board

Delta Oil & Gas, Inc.
Suite 604 - 700 West Pender Street
Vancouver, British Columbia
Canada V6C 1G8

Notice of 2011 Annual Meeting of Stockholders

To be held on May 27, 2011

The 2011 annual meeting of the stockholders of Delta Oil & Gas, Inc., a Colorado corporation, will be held at the offices of Quarles & Brady, 411 E. Wisconsin Ave., Milwaukee, WI  53202-4497 at 10:00 a.m., central time, on May 27, 2011, for the following purposes:

1.	To elect three directors;

2.	To approve the Delta Oil & Gas, Inc. 2010 Incentive Compensation Plan;

3.	To ratify the appointment of Mark Bailey & Company, Ltd., as our independent registered public accounting firm; and

4.	To act upon such other business as may properly come before the annual meeting.

We call your attention to the proxy statement accompanying this notice for a more complete statement about the matters to be acted upon at the annual meeting.

The board of directors recommends that stockholders vote FOR each of the board’s director nominees, FOR approval of the 2010 Incentive Compensation Plan  and FOR ratification of the selection of Mark Bailey & Company, Ltd. as our independent registered public accounting firm.

Only stockholders of record at the close of business on March 31, 2011 will be entitled to vote at the annual meeting or any adjournment or postponement thereof.  On or about April 11, 2011, we expect to mail most stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report.  All other stockholders will be sent a copy of the proxy statement and annual report by mail.

You are cordially invited to attend the annual meeting.  Whether or not you plan to attend the annual meeting, please sign, date and return your proxy to us promptly. Your cooperation in signing and returning the proxy will help avoid further solicitation expense.

By order of the Board of Directors

/s/ Douglas N. Bolen
Douglas N. Bolen
President and Chairman of the Board

April 4, 2011
Vancouver, British Columbia

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 27, 2011:  The Company’s proxy statement and annual report on Form 10-K for the year ended December 31, 2010 are available at: http://cstproxy.com/deltaoilandgas/2011.  To view this material, your browser must support the PDF file format.  If your browser does not support PDF viewing, download and installation instructions are available at the above link.

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Delta Oil & Gas, Inc.

Proxy Statement
for the 2011 Annual Meeting of Stockholders

Information concerning solicitation and voting
General

The enclosed proxy is solicited on behalf of the board of directors of Delta Oil & Gas, Inc., a Colorado corporation (“we,” “us,” “our,” “Delta Oil” or the “Company”), for use at the 2011 annual meeting of stockholders to be held at 10:00 a.m., central time, on May 27, 2011, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying notice of annual meeting of stockholders.  The annual meeting will be held at the offices of Quarles & Brady, 411 E. Wisconsin Ave., Milwaukee, WI  53202-4497.  The telephone number at that location is (414) 277-5000.

Internet Availability of Proxy Materials

These proxy solicitation materials were first mailed on or about April 11, 2011 to all stockholders entitled to vote at the meeting.  Pursuant to the rules recently adopted by the Securities and Exchange Commission, we are permitted to provide access to our proxy material over the internet instead of mailing a printed copy of the proxy material to each stockholder.  As a result, on or about April 11, 2011, we expect to mail most stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report.  All other stockholders will be sent a copy of the proxy statement and annual report by mail.

How Can Shareholders Request Paper Copies of the Proxy Materials

If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one by following the instructions included in the Notice of Internet Availability of Proxy Material.  There is no charge to you for requesting a copy of the proxy materials.

Record Date and Voting Securities

Stockholders of record at the close of business on March 31, 2011 are entitled to notice of and to vote at the meeting.  At the record date, 14,157,107 shares of our authorized common stock were issued and outstanding and held of record by eighty-two (82) stockholders.

Voting

You are entitled to one vote for each share of common stock held by you on the record date.

If a broker, bank or other nominee holds your shares, you will receive instructions from it that you must follow in order to have your shares voted.  If your shares are held by a broker, bank, broker-dealer or similar organization, you are the beneficial owner of shares held in “street name.”  If your shares are held in street name, it is critical that you direct the organization holding your shares to vote the shares if you want your shares to be voted in the election of directors (Proposal 1 of this proxy statement) and as to approval of the Delta Oil & Gas, Inc. 2010 Incentive Compensation Plan (Proposal 2 of this proxy statement).  In the past, if you beneficially owned your shares in street name and you did not indicate how you wanted your shares voted in the election of directors or other non-routine matters, your bank or broker was allowed to vote those shares on your behalf as they felt appropriate.

Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors and other non-routine matters on a discretionary basis.  Thus, if you beneficially own your shares in street name and you do not instruct your bank or broker how to vote in the election of directors (Proposal 1 of this proxy statement) and as to approval of the Delta Oil & Gas, Inc. 2010 Incentive Compensation Plan (Proposal 2 of this proxy statement), no votes will be cast on your behalf in relation to these proposals.  Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 3 of this proxy statement).

If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your common stock either by internet or by signing, dating and mailing the proxy card in the postage paid reply envelope that we have provided.  Of course, you may also choose to come to the annual meeting and vote your shares in person.  The proxy holders will vote your shares in accordance with those instructions.  If you sign and return a proxy card without giving specific voting instructions or vote by internet, your shares will be voted as recommended by our board of directors.

If your shares are not registered in your name, then you vote by giving instructions to the firm that holds your shares rather than using any of the methods described above. Please check the voting form of the firm that holds your shares as to what voting procedures are offered.

If you later find that you will be present at the annual meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted.

Revocability of Proxies

You may revoke your proxy at any time before it is voted at the annual meeting.  In order to do this, you may either:

•	sign and return another proxy bearing a later date;

•	provide written notice of the revocation to Kulwant Sandher, our Secretary, prior to the time we take the vote at the annual meeting; or

•	attend the meeting and vote in person.

Required Vote

Proposal 1 - Election of Directors

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a stockholders meeting at which a quorum is present.  “Plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen. Therefore, shares not voted, whether by withheld authority or otherwise, have no effect in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a comparatively larger number of votes.  Any votes attempted to be cast “against” a candidate are not given legal effect and are not counted as votes cast in an election of directors.

Proposal 2 - Approval of the Delta Oil & Gas, Inc. 2010 Incentive Compensation Plan

 The proposal regarding the Delta Oil & Gas, Inc. 2010 Incentive Compensation Plan will be approved if a quorum is present at the annual meeting and the proposal is approved if the number of votes cast in favor of the proposal exceeds the votes cast in opposition to the proposal.  Since abstentions and broker non-votes, if any, are not considered votes cast, they will not have an effect on the voting for this proposal.

Proposal 3 - Ratification of Appointment of Independent Registered Public Accounting Firm

Although not required by law to submit the ratification of the independent registered public accounting firm to a vote by stockholders, the board of directors believe it is appropriate, as a matter of policy, to request that the stockholders ratify the appointment of Mark Bailey & Company, Ltd. (“Mark Bailey”) as our independent registered public accounting firm for 2011.  Assuming that a quorum is present at the annual meeting, the selection of Mark Bailey will be deemed to have been ratified if approved by the affirmative vote of a majority of the votes cast.  If the stockholders should not so ratify, the board of directors will reconsider the appointment.

Our Voting Recommendations

Our board of directors recommends that you vote:

•	FOR the election of the three nominees to the board of directors;

•	FOR the approval of the Delta Oil & Gas, Inc. 2010 Incentive Compensation Plan; and

•	FOR the ratification of the appointment of Mark Bailey as our independent registered public accounting firm.

Quorum Requirement

A quorum, which is 33.334% of our outstanding shares of common stock as of the record date, must be present or represented by proxy in order to hold the annual meeting and to conduct business.  Your shares will be counted as being present at the annual meeting if you attend the annual meeting in person or if you submit a properly executed proxy card.

Stockholder List

The stockholder list as of the record date will be available for examination by any stockholder at our corporate office, Suite 604 - 700 West Pender Street, Vancouver, British Columbia, Canada.  V6C 1G8, beginning May 17, 2011, which is at least ten business days prior to the date of the annual meeting and the stockholder list will be available at the annual meeting.

Abstentions and Broker Non-Votes

If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting.  Consequently, if you abstain from voting on the proposal to elect directors, your abstention will have no effect on the outcome of the vote with respect to this proposal.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters, but not on non-routine matters.  Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “for” routine matters but expressly instructing that the broker is NOT voting on non-routine matters.  Stockholders holding Delta Oil & Gas, Inc. shares in “street name” should review the information provided to them by their nominee (such as a broker or bank).  This information will describe the procedures to follow to instruct the nominee how to vote the street name shares and how to revoke previously given instructions.  A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.  Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted for determining the number of votes cast for or against a proposal.  Your broker will have discretionary authority to vote your shares on Proposal 3 and any other business that properly comes before the meeting, all of which are routine matters, but not on Proposal 1 or Proposal 2, as described above.

The board of directors urges you to complete, date and sign the enclosed proxy and to return it promptly in the enclosed postage prepaid envelope so that a quorum can be assured for the annual meeting and your Delta Oil & Gas, Inc. shares can be voted as you wish.

Proxy Solicitation Costs

This solicitation of proxies is made by our board of directors, and all related costs will be borne by us.  None of our directors intends to oppose any action for which stockholder approval is being solicited.  In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.  Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Voting Results

The preliminary voting results will be announced at the annual meeting.  The final voting results will be calculated by our Inspector of Elections and published in our report on Form 8-K within four business days of the meeting.

 Stockholders Sharing the Same Address

Delta Oil & Gas, Inc. has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission.  Under this procedure, we will deliver only one copy of the annual report and proxy statement to multiple stockholders who share the same address, unless we have received contrary instructions from an affected stockholder.  This procedure reduces our printing costs, mailing costs, and fees.  Stockholders who participate in householding will continue to receive separate proxy cards.

We will deliver, promptly upon written or oral request, a separate copy of the annual report and the proxy statement to any stockholder at a shared address to which a single copy of either of those documents was delivered.  To receive a separate copy of the annual report or proxy statement, you may write or call Delta Oil & Gas, Inc.’s investor relations department at Suite 604 - 700 West Pender Street, Vancouver, British Columbia, Canada. V6C 1G8, telephone 866-355-3644.  Any stockholders of record who share the same address and currently receive multiple copies of Delta Oil & Gas, Inc.’s annual report and proxy statement who wish to receive only one copy of these materials per household in the future, please contact Delta Oil & Gas, Inc.’s investor relations department at the address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding.  If you hold your shares in “street name,” please contact your bank, broker, or other holder of record to request information about householding.

Deadline for Receipt of Stockholder Proposals for 2012 Annual Meeting of Stockholders

As a stockholder, you may be entitled to present proposals for action at an upcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission and our bylaws.  Our corporate secretary must receive a stockholder proposal no later than December 11, 2011, for the proposal to be considered for inclusion in our proxy materials for the 2012 Annual Meeting of Stockholders.  To otherwise bring a proposal or nomination before the 2012 Annual Meeting of Stockholders, you must comply with our bylaws.  Currently, our bylaws require written notice to the corporate secretary between December 11, 2011 and January 11, 2012.  If we receive your notice after January 11, 2012, then your proposal or nomination will be untimely.  In addition, your proposal or nomination must comply with the procedural provisions of our bylaws.  If you do not comply with these procedural provisions, your proposal or nomination can be excluded.  Should the Board of Directors nevertheless choose to present your proposal, the named proxy holders will be able to vote on the proposal using their best judgment.

Other Matters

Other than the proposals listed above, our board of directors does not intend to present any other matters to be voted on at the annual meeting.  Our board of directors is not currently aware of any other matters that will be presented by others for action at the annual meeting.  However, if other matters are properly presented at the annual meeting and you have signed and returned your proxy card, the proxy holders will have discretion to vote your shares on these matters to the extent authorized under the Securities Exchange Act of 1934, as amended.

Proposal One

Election of Directors

Nominees

A board of three directors is to be elected at the annual meeting of stockholders.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below, all of whom are presently directors of Delta Oil & Gas, Inc.  In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting of stockholders, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy.  We are not aware of any nominee who will be unable or will decline to serve as a director.  The term of office for each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified.

The names of the nominees and certain information about them as of the date of this proxy statement are set forth below:

Name of Nominee	Age	Position	Director Since
Douglas N. Bolen	45	President, Chairman of the Board	2004
Kulwant Sandher	49	Chief Financial Officer, Secretary, Principal Financial Officer, Principal Accounting Officer, Director	2007
Christopher Paton-Gay	51	Chief Executive Officer, Director	2009
_______________

Christopher Paton-Gay.  Mr. Paton-Gay was appointed as our Chief Executive Officer and director on April 6, 2009.  Mr. Paton-Gay served as Chief Executive Officer, director and Chairman of The Stallion Group from July 19, 2006 to December 31, 2010, the date of its dissolution.  Mr. Paton-Gay has been active in the oil and gas business in Alberta, Canada and the United States over the past two decades.  Over the past twenty years, he has founded and been chairman and president of two private oil and gas companies in addition to sitting on many corporate and public sector governance boards.  He has also served as one of the founding Directors of the Explorers and Producers Association of Canada.  Mr. Paton-Gay has also served as a director and officer of Turner Valley Oil & Gas Inc. since 2003.

Mr. Paton-Gay brings to the Board a wealth of experience in the oil and gas industry and this experience, coupled with his prior service as a director to numerous private and public companies, is a valued asset to our Board. These attributes led the Board to conclude, as of the time of this proxy statement, that he should continue to serve as a director of Delta Oil & Gas, Inc.

Douglas N. Bolen.  Mr. Douglas Bolen was appointed as our Chief Executive Officer, President and director on April 15, 2004.  Mr. Bolen resigned as our Chief Executive Officer on April 6, 2009, but continues to serve as our President and a director.  Mr. Bolen received a Bachelor of Arts from the University of Regina, Saskatchewan in 1991 and his Bachelor of Laws from the University of Saskatchewan in 1995.  Mr. Bolen is a member in good standing of the Law Society of Saskatchewan, the Regina Bar Association and the Canadian Bar Association.  From 1995 to 1999, Mr. Bolen articled and practiced law at Balfour Moss, Barristers and Solicitors, a large Regina, Canada based law firm with a practice concentration in the area of Corporate Commercial law.  From 1999 to the present, Mr. Bolen has been providing consulting services to small to medium sized U.S. based businesses.

 Mr. Bolen brings to Board an extensive knowledge in the areas of contract law, oil and gas law and securities law both in Canada and the United States.  These attributes and experience enable Mr. Bolen to assist Board in its oversight of the Company’s oil and gas exploration activities and compliance aspects associated with being a public company.  These attributes led the Board to conclude, as of the time of this proxy statement, that he should continue to serve as a director of Delta Oil & Gas, Inc.

Kulwant Sandher.  Mr. Sandher is a Chartered Accountant in both England and Canadian jurisdictions.  Mr. Sandher was appointed as President and Chief Financial Officer of Turner Valley Oil & Gas Inc. on August 2004 and continues in serve in these positions.  From April 17, 2006 to October 3, 2008, Mr. Sandher acted as Chief Financial Officer and as a member of the board of directors of The Stallion Group.  From May 2004 to March 2006, Mr. Sandher served as Chief Operating Officer and Chief Financial Officer of Marketrend Interactive Inc.  Mr. Sandher acted as Chief Financial Officer of Serebra Learning Corporation, a public company on the TSX VE, from September 1999 to October 2002.  Mr. Sandher’s experience in finance and administration, along with his network of contacts, is valued asset to the Board as it continues to navigate through the regulatory framework in both the USA and Canada.

Mr. Sandher’s experience in finance and administration, along with his network of contacts, is a valued asset to the Board as it continues to navigate through the regulatory framework in both the United States and Canada.  hese attributes led the Board to conclude, as of the time of this proxy statement, that he should continue to serve as a director of Delta Oil & Gas, Inc.

Our directors are elected annually and hold office until the next annual meeting of our stockholders or until their successors are elected and qualified.  Officers are elected annually and serve at the discretion of the board of directors.  Board vacancies are filled by a majority vote of the board.  There are no family relationship between any of our directors, director nominees and executive officers.

Plurality Vote Required

If a quorum is present and voting, the three nominees receiving the greatest number of votes will be elected to the board of directors. Votes withheld from any nominee will be counted for purposes of determining the presence or absence of a quorum for transaction of business at the meeting but will have no other legal effect upon the election of directors under Colorado law.

Our Board of Directors unanimously recommends that stockholders vote for each of the three nominees named above.

Corporate Governance

Board of Directors Meetings

Our board of directors held three regular or special meetings during the fiscal year ended December 31, 2010 and met informally on numerous occasions.  Various matters were approved by unanimous consent resolution, which in each case was signed by each of the members of the board of directors then serving.  Our directors are expected, absent exceptional circumstances, to attend, either in person or telephonically, all board meetings and are also expected to attend our annual meeting of stockholders. Each of our directors attended at least 75% of the meetings of the board of directors in the fiscal year ended December 31, 2010.

Audit Committee

We do not have a separately-designated standing audit committee.  The entire board of directors performs the functions of an audit committee, but no written charter governs the actions of the board when performing the functions of that would generally be performed by an audit committee.  The board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting.  In addition, the board reviews the scope and results of the audit with the independent accountants, reviews with the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

For the fiscal year ending December 31, 2010, the board:

•	Reviewed and discussed the audited financial statements, and

•	Reviewed and discussed the written disclosures and the letter from our independent auditors on the matters relating to the auditor’s independence.

Based upon the board’s review and discussion of the matters above, the board authorized inclusion of the audited financial statements for the year ended December 31, 2010 to be included in the annual report on Form 10-K and filed with the Securities and Exchange Commission.

The board of directors determined that Mr. Sandher qualifies as an “audit committee financial expert,” as defined under the rules and regulations of the Securities and Exchange Commission.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ending December 31, 2010, we did not have a standing compensation committee.  Our board of directors was responsible for the functions that would otherwise be handled by a compensation committee. Each of our directors also serve as executive officers and each participated in deliberations concerning executive officer compensation during the fiscal year ending December 31, 2010.

Board of Directors’ Role in the Oversight of Risk Management

We face a variety of risks, including credit, liquidity, and operational risks.  In fulfilling its risk oversight role, our board of directors focuses on the adequacy of our risk management process and overall risk management system.  Our board of directors believes that an effective risk management system will (i) adequately identify the material risks that we face in a timely manner; (ii) implement appropriate risk management strategies that are responsive to our risk profile and specific material risk exposures; and (iii) integrate consideration of risk and risk management into our business decision-making.

The board of directors oversees risk management.  Accordingly, the board of directors schedules time for periodic review of risk management, in addition to its other duties.  In this role, the board of directors receives reports from certified public accountants, outside legal counsel, and other advisors, and strives to generate serious and thoughtful attention to our risk management process and system, the nature of the material risks we face, and the adequacy of our policies and procedures designed to respond to and mitigate these risks.

In addition, our board of directors and management promote a corporate culture that understands risk management and incorporates it into our overall corporate strategy and day-to-day business operations.  Our risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for us.  As a result, the board of directors periodically discuss the most likely sources of material future risks and how we are addressing any significant potential vulnerability.

Board Leadership Structure

Our board of directors do not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the board of directors should be separate and, if they are to be separate, whether the Chairman of the board should be a non-employee director or be an employee.  Our board of directors believes that it should be free to make a choice from time to time in any manner that is in the best interests of us and our stockholders.  Douglas Bolen, our President, also serves as Chairman of the board of directors.

Policy for Director Recommendations and Nominations

Our board of directors does not maintain a nominating committee.  As a result, no written charter governs the director nomination process.  The size of the company and the size of the board, at this time, do not require a separate nominating committee.

Our directors annually review all director performance over the past year and make recommendations to the board for future nominations.  When evaluating director nominees, our directors consider the following factors:

•	The appropriate size of our board of directors;

•	Our needs with respect to the particular talents and experience of our directors;

•
The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the board;

•	Experience in political affairs;

•	Experience with accounting rules and practices; and

•	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new board members.

Our goal is to assemble a board that brings together a variety of perspectives and skills derived from high quality business and professional experience.  In doing so, the board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the board may also consider such other factors as it may deem are in our best interests.  In addition, the board identifies nominees by first evaluating the current members of the board willing to continue in service.  Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination.  If any member of the board of directors does not wish to continue in service or if the board decides not to re-nominate a member for re-election, the board then identifies the desired skills and experience of a new nominee in light of the criteria above.  Current members of the board of directors are polled for suggestions as to individuals meeting the criteria described above.  The board may also engage in research to identify qualified individuals.  To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary.

Our board of directors will also consider candidates for board membership suggested by our stockholders.  It is the policy for our board of directors to consider recommendations for candidates to the board of directors from any stockholder of record in accordance with our bylaws.  A director candidate recommended by our stockholders will be considered in the same manner as a nominee recommended by a board member, management or other sources.  In addition, a stockholder may nominate a person directly for election to the board of directors at an annual meeting of stockholders, provided the stockholder meets the requirements set forth in our bylaws.

While the board does not have a formal diversity policy, it is the Company’s and the board’s policy to identify potential candidates without regard to any candidate’s race, color, disability, gender, national origin, religion or creed, and the Company seeks to ensure the fair representation of shareholder interests on the board through the criteria set forth above.  The board believes that the use of the general criteria set forth above, along with non-discriminatory policies, will best result in a board that shows diversity in many respects.  The board believes that it currently maintains that diversity.

Stockholder Recommendations for Director Nominations.  Stockholder recommendations for director nominations may be submitted to the Company at the following address:  Delta Oil & Gas, Inc., Attention:  Corporate Secretary, Suite 604 - 700 West Pender Street, Vancouver, British Columbia, Canada. V6C 1G8.  Such recommendations will be forwarded to the board of directors for consideration, provided that they are accompanied by sufficient information to permit the board of directors to evaluate the qualifications and experience of the nominees, and provided that they are in time for the board of directors to do an adequate evaluation of the candidate before the annual meeting of stockholders.  The submission must be accomplished by a written consent of the individual to stand for election if nominated by the board of directors and to serve if elected and to cooperate with a background check.

Stockholder Nominations of Directors.  The bylaws of the Company provide that in order for a stockholder to nominate a director at an annual meeting, the stockholder must give timely, written notice to the secretary of the Company and such notice must be received at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred twenty (120)  days prior to first annual anniversary of the date set forth in the Company’s proxy statement for the immediately preceding annual meeting as the date on which the Company first mailed definitive proxy materials for the immediately preceding annual meeting.  However, if the date for which the annual meeting is called is advanced by more than 30 days or delayed by more than 30 days from the first annual anniversary of the immediately preceding annual meeting, then notice by the stockholder to be timely must be received by the Secretary not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the later of (A) the ninetieth (90th) day prior to the date of such annual meeting or (B) the 10th day following the day on which public announcement of the date of such annual meeting is first made.

 Such nominating stockholder’s notice shall be signed by the stockholder of record who intends to make the nomination and by the beneficial owner or owners, if any, on whose behalf the stockholder is acting, shall bear the date of signature of such nominating stockholder and any such beneficial owner and shall set forth: (1) the name and address, as they appear on this Company’s books, of such stockholder and any such beneficial owner; (2) Share Information (as defined on our bylaws) relating to each such stockholder and beneficial owner (which Share Information shall be supplemented by such stockholder and any such beneficial owner not later than ten days after the meeting record date to disclose such Share Information as of the meeting record date); (3) a representation that such stockholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination; (4) any other information relating to such stockholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

In addition, the nominating stockholder’s notice shall also provide the following: (1) the name and residence address of the person or persons to be nominated, (2) a description of all agreements, arrangements or understandings between such stockholder and any such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such stockholder and any such beneficial owner, including without limitation any agreement, arrangement or understanding with any person as to how such nominee, if elected as a director of the Company, will act or vote on any issue or question, (3) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years and any other material relationships, between or among such stockholder and any such beneficial owner and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K, if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (4) such other information regarding each nominee proposed by such stockholder and any such beneficial owner as would be required to be disclosed in contested solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act and (5) the written consent of each nominee to be named in a proxy statement and to serve as a director of the Company if so elected.

Director Independence

Our board of directors undertook its annual review of the independence of the directors and considered whether any director had a material relationship with us or our management that could compromise his ability to exercise independent judgment in carrying out his responsibilities.  As a result of this review, the board of directors affirmatively determined that each director, because of their service as officers of the Company, are not “independent directors” as such term is used under the rules and regulations of the Securities and Exchange Commission.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the board of directors by writing to us at Delta Oil & Gas, Inc., Attention: Corporate Secretary, Suite 604 - 700 West Pender Street, Vancouver, British Columbia, Canada. V6C 1G8.  Stockholders who would like their submission directed to a particular member of the board of directors may so specify and the communication will be forwarded as appropriate.

Code of Ethics and Conduct

Our board of directors has adopted a Code of Ethics and Conduct that is applicable to all of our employees, officers and directors.  Our Code of Ethics and Conduct is intended to ensure that our employees act in accordance with the highest ethical standards.  The Code of Ethics and Conduct is available on the Investor Relations page of our website at http://www.deltaoilandgas.com and the Code of Ethics and Conduct was filed as an exhibit to our annual report on Form 10-KSB for the fiscal year ended December 31, 2003.

Compensation of Directors for Year Ended December 31, 2010

Our executive officers also serve as members of our board of directors and do not receive any compensation for serving on the board of directors.  In 2010, our board of directors was comprised of Mr. Douglas Bolen, Mr. Christopher Paton-Gay, and Mr. Kulwant Sandher, all of whom also serve as executive officers.   The compensation arrangements for Messrs. Bolen, Paton-Gay, and Sandher are discussed under “Executive Compensation” in this Proxy Statement.

Proposal Two

Approval of the Delta Oil & Gas, Inc. 2010 Incentive Compensation Plan

Approval of the Incentive Compensation Plan

The Delta Oil & Gas, Inc. 2010 Incentive Compensation Plan (the “Incentive Plan”) was adopted by the board of directors on March 8, 2010.  The purpose of the Incentive Plan is to provide incentives that will attract and retain the best available directors, employees and appropriate third parties who can provide valuable services to the Company.  These purposes may be achieved through the grant of non-qualified stock options (“NSOs”), incentive stock options (“ISOs”), stock appreciation rights (“SARs”), restricted stock awards, performance stock awards and phantom stock awards.

A maximum of 2,000,000 of shares of Company common stock may be issued under the Incentive Plan.  As of March 31, 2011, 600,000 shares were then subject to outstanding awards and 1,400,000 shares remain available under the Incentive Plan for future equity grants.

Vote Required and Recommendation

The Incentive Plan will be approved if a quorum is present at the annual meeting and the proposal is approved if the number of votes cast in favor of the proposal exceeds the votes cast in opposition to the proposal.

Our Board of Directors Unanimously Recommends that Stockholders Vote for the Approval of the Incentive Plan.

The following paragraphs provide a summary of the principal features of the Incentive Plan and its operation.  The following summary is qualified in its entirety by reference to the Incentive Plan as set forth in Appendix A.

Objectives.  The purpose of the Incentive Plan is to provide incentives that will attract and retain the best available directors, employees, and appropriate third parties who can provide valuable services to the Company, provide additional incentive to such persons and promote the success and growth of the Company.

Oversight. The authority to control and manage the operation and administration of the Incentive Plan is vested in a committee (the “Committee”).  For purposes of the power to grant awards to directors, the Committee consists of the entire board of directors.  For other plan purposes, the plan is administered by a committee designated by the board of directors to administer the Plan and will be the Compensation Committee of the board of directors.  The Committee is constituted to permit the plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended or any successor rule, and Section 162(m) of the Code.

Eligibility.  Directors, employees, and appropriate third parties who can provide valuable services to the Company are eligible to participate in the Incentive Plan.

Types of Grants.  Awards under the Incentive Plan may be in the form of  options, which may be NSOs or ISOs, SARs, restricted stock awards, performance stock awards and phantom stock awards, as described below.

Stock options.  Stock options are rights to purchase a specified number of shares of common stock for a purchase price of not less than 100% of the fair market value of the common stock on the date of grant. A stock option may be in the form of a non-qualified stock option or an incentive stock option.  NSOs may be granted to non-employee directors of the Company, officers and key employees of the Company and any of its subsidiaries, and to appropriate third parties who can provide valuable services to the Company.  ISOs may only be granted to officers and employees of the Company.  Any option designated as an ISO must comply with the requirements of Section 422 of the Code.  The other restrictions and conditions relating to an option grant will be established by the Committee and set forth in the award agreement.

SARs.  SARs refer to a grant of the right to receive, upon exercise, the difference between the fair market value of a share of common stock on the date of exercise and the grant price of the SAR.  The grant price will not be less than 100% of the fair market value of the common stock on the date of grant.  The difference between the fair market value on the date of exercise and the grant price, multiplied by the number of SARs exercised (the “spread”), will be paid at the discretion of the Committee, in cash, in shares of common stock of equivalent value, or in some combination thereof. The terms and conditions of the SARs will be established by the Committee and set forth in the award agreement.

Restricted Stock award.  A restricted stock award is an award of stock which may contain transferability or forfeiture provisions including a requirement of future services and such other restrictions and conditions as may be established by the Committee and set forth in the award agreement.

Performance Stock Awards.  Performance stock awards entitle a grantee to receive shares of common stock if predetermined conditions are satisfied.  The Committee will determine the eligible employees and appropriate third parties to whom and the time or times at which performance stock awards will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture and any other terms and conditions of the awards.

Phantom Stock Awards.  Phantom stock awards entitle a grantee to receive cash payments based upon the fair market value of shares of common stock if predetermined conditions are satisfied.  The Committee will determine the eligible employees and appropriate third parties to whom and the time or times at which phantom stock awards will be made, the number of shares to be covered by the award, the time or times within which such awards may be subject to forfeiture and any other terms and conditions of the awards.

 Performance Goals.  Restricted stock awards, performance stock awards and phantom stock awards may be based on the satisfaction of performance goals established by the Committee.  The performance goals, which may include specified targets based on certain financial and other measures (determined with respect to the Company, a subsidiary or a business unit), are detailed in the Incentive Plan which is set forth in Appendix A.

Termination of Employment or Service. The Committee has discretion to provide the period for which, and the extent to which, options and SARS remain exercisable in the event of termination of employment or service. Restricted stock, performance stock and phantom stock are generally forfeited upon termination of employment or service.

Shares Available.  A maximum of 2,000,000 shares are available for issuance under the Incentive Plan, all of which may be granted as ISOs; provided that no individual may be granted awards covering, in the aggregate, more than one million (1,000,000) shares of common stock in any calendar year.  Shares subject to awards that lapse become available again for award under the Incentive Plan.

Adjustments Upon Change in Capitalization.  If any stock dividend is declared upon the common stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to the common stock, resulting in a split or combination or exchange of shares, the Committee will make or provide for such adjustment in the number of and class of shares that may be delivered under the Plan, and in the number and class of and/or price of shares subject to outstanding awards as it may, in its discretion, deem to be equitable.

Amendment and Termination.  The board of directors may from time to time amend, modify, suspend or terminate the Incentive Plan; provided, however, that no such action will impair without the grantee’s consent any award theretofore granted under the Incentive Plan.

Federal Tax Aspects

The foregoing summary does not contain a complete analysis of all the potential tax consequences of the types of awards proposed to be granted under the Incentive Plan, including employment tax and state, local or foreign income tax consequences.  This overview should not be relied upon as being a complete description of the applicable United States federal income tax consequences.  In addition, this overview does not address the effect on awards proposed to be granted under the Incentive Plan or guidance that may be issued by the United States Treasury under Section 409A of the Code.

Tax Consequences of Non-Qualified Stock Options.  An optionee will not recognize income on the award of a non-qualified stock option.  An optionee will recognize ordinary income as the result of the exercise of a non-qualified stock option in the amount of the excess of the fair market value of the stock on the day of exercise less the option exercise price.  Upon a subsequent sale or exchange of stock acquired pursuant to the exercise of a non-qualified stock option, the optionee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the stock, generally, the amount paid for the stock plus the amount treated as ordinary income at the time the option was exercised.

Tax Consequences of Incentive Stock Options.  An employee will not recognize taxable income when an incentive stock option is granted or exercised.  However, the excess of the fair market value of the covered shares over the exercise price on the date of exercise is an item of tax preference for alternative minimum tax purposes.  If the employee exercises the option and holds the acquired shares for more than two years following the date of option grant and more than one year after the date of exercise, the difference between the sale price and exercise price will be taxed as long-term capital gain or loss.  If the employee sells the acquired shares before the end of the two-year and one-year holding periods, he or she generally will recognize ordinary income at the time of sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.  Any additional gain will be capital gain.

Tax Consequences of SARs.  In general, there are no immediate tax consequences on receiving a stock appreciation right.  Upon the exercise of a stock appreciation right the amount by which the fair market value of the stock subject to the stock appreciation right on the exercise date exceeds the stock appreciation right grant price is treated as ordinary income received by the participant in the year of exercise, whether received in cash, shares of stock or both.

Tax Consequences of Restricted Stock Awards.  In general, the recipient of a restricted stock award will recognize ordinary income at the time the stock is no longer subject to forfeiture.  A participant may elect, under Section 83(b) of the Code, within 30 days of the grant of restricted stock, to recognize taxable ordinary income on the date of grant equal to the fair market value of the shares (determined without regard to the restrictions) on such date.  The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Tax Consequences of Performance Stock Awards, Phantom Stock Awards.  In general, there are no immediate tax consequences upon grant.  Upon vesting of an award, the recipient will recognized ordinary income equal to the amount of stock or cash received.

Tax Effect for the Company.  The Company generally will receive a deduction for any ordinary income recognized by a grantee with respect to an award.

The foregoing is not to be considered as tax advice to any person who may be a participant, and any such persons are advised to consult his or her own tax counsel.  The foregoing is intended to be a general discussion and does not cover all aspects of an individual’s unique tax situation.

Proposal Three

Ratification of appointment of independent
registered public accounting firm

Our board of directors has appointed Mark Bailey as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2011 and recommends that stockholders vote for ratification of such appointment.  On September 21, 2010, Mark Bailey was engaged to serve as our independent registered public accounting firm and provide certain tax and other non-audit services.  We dismissed STS Partners LLP, Chartered Accountants (“STS Partners”) as our independent registered public accounting firm on September 21, 2010.  Although we are not required to seek stockholder approval of this appointment, the board of directors believes it to be sound corporate governance to do so. Notwithstanding the selection by the board of Mark Bailey, the board of directors may direct the appointment of a new independent registered public accounting firm at any time during the year if the board of directors determines that such a change would be in our best interest and in that of our stockholders.  If the appointment is not ratified, the board of directors will investigate the reasons for stockholder rejection and will reconsider the appointment.

Representatives of Mark Bailey are not expected to attend the annual meeting.

Principal Accounting Fees and Services

The following table is a summary of the fees billed to us by Mark Bailey and our previous independent registered public accounting firm, STS Partners, for professional services for the fiscal year ended December 31, 2010 and by STS Partners for the fiscal year ended December 31, 2009:

	Fiscal 2010 Fees	Fiscal 2009 Fees
Fee Category
Audit Fees	$24,500	$34,000
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-

Total Fees	$24,500	$34,000

Audit Fees.  Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by our independent registered public accounting firms in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”  These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees.  Consists of fees billed for professional services for tax compliance, tax advice and tax planning.  These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

All Other Fees.  Consists of fees for products and services other than the services reported above. In fiscal 2010 and 2009, these services included administrative services.

Our practice is to consider and approve in advance all proposed audit and non-audit services to be provided by our independent registered public accounting firm.

The audit report of Mark Bailey on the consolidated financial statements of the Company for the year ended December 31, 2010 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports on the consolidated financial statements of the Company for the fiscal years ended December 31, 2010 and December 31, 2009 contained an uncertainty about the Company’s ability to continue as a going concern.

During our fiscal years ended December 31, 2010 and 2009, there were no disagreements with Mark Bailey or STS Partners on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to Mark Bailey’s or STS Partners’ satisfaction would have caused it to make reference to the subject matter of such disagreements in connection with its reports on the consolidated financial statements for such periods.

During our fiscal years ended December 31, 2010 and 2009, there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

Vote Required

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting will be required to ratify the appointment of Mark Bailey as our independent registered public accounting firm.  Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.

Our Board of Directors unanimously recommends that stockholders vote for the ratification of the appointment of Mark Bailey & Company, Ltd. as the independent registered accounting firm of the Company
for the year ending December 31, 2011

Executive Compensation

Summary Compensation Table
For the years ended December 31, 2010 and 2009

The following table presents information concerning the total compensation of our Chief Executive Officer, Chief Financial Officer and the other most highly compensated officers during the last fiscal year (the “Named Executive Officers”) for services rendered to the Company in all capacities for the years ended December 31, 2010 and 2009:

Name (a)	Year	Salary ($)	Bonuses ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Christopher Paton-Gay CEO	2010 2009	87,821 41,251	7,278 -	19,500 -	- 49,748	- -	114,599 90,999
Douglas N. Bolen President	2010 2009	87,821 84,672	7,278 -	19,500 15,000	- 35,999	- -	114,599 135,671
Kulwant Sandher CFO, Secretary, Treasurer	2010 2009	87,821 81,198	7,278 -	19,500 12,000	- 35,999	- -	114,599 129,197
_____________

(1)
The amounts in the table reflect the grant date fair value of options and stock awards to the named executive officer in accordance with Accounting Standards Codification Topic 718.  The ultimate values of the options and stock awards to the executives generally will depend on the future market price of Delta’s common stock, which cannot be forecasted with reasonable accuracy. The actual value, if any, that an optionee will realize upon exercise of an option will depend on the excess of the market value of the common stock over the exercise price on the date the option is exercised.

Compensation Components.

Base Salary.  At this time, we compensate our executive officers by the indirect payment of salaries to companies controlled by our executive officers.

We did not directly compensate our executive officers during the fiscal years ended December 31, 2010 and 2009. Messrs. Paton-Gay, Sandher, and Bolen each received remuneration for services rendered during the fiscal years ended December 31, 2010 and 2009 indirectly through compensation paid to a company under their exclusive control.  Messrs. Paton-Gay, Bolen, and Kulwant are the sole shareholders, officers, and directors of CPG Consulting Ltd. (“CPG”), Last Mountain Management Ltd. (“LMM”), and Warwick Management Services (“WMS”), respectively, which are parties to the Consulting Agreements discussed below under “Consulting Agreements.”

Bonuses.  During 2010, the board of directors determined that each of our executive officers would receive bonus compensation of $7,278.

Stock Options.  Stock option awards are determined by the Board of Directors based on numerous factors, some of which include responsibilities incumbent with the role of each executive to the Company and tenure with the Company.  We did not grant any stock options to our executive officers during 2010.

At no time during the last fiscal year was any outstanding option repriced or otherwise modified.  There was no tandem feature, reload feature, or tax-reimbursement feature associated with any of the stock options we granted to our executive officers or otherwise.

Other. At this time, we have no profit sharing plan in place.

Consulting Agreements.

On March 8, 2010 (the “Effective Date”), we entered into Amended and Restated Consulting Agreements with WMS, LMM and CPG (collectively, the “Consulting Agreements”).  Each of the Consulting Agreements are materially the same.  The Consulting Agreements supersede and replace all prior compensatory agreements, understandings and commitments that previously existed between the Company and members of its management.  Kulwant Sandher, our Chief Financial Officer and director, is the sole shareholder, officer, and director of WMS.  Douglas Bolen, our President and Chairman of the Board, is the sole shareholder, officer, and director of LMM.  Christopher Paton-Gay, our Chief Executive Officer and director, is the sole shareholder, officer, and director of CPG.

Pursuant to the terms of the Consulting Agreements, WMS was retained to serve as the our Chief Financial Officer, LMM was retained to serve as the our President, and CPG was retained to serve as the our Chief Executive Officer.  As compensation for such services, WMS, LMM, and CPG will each receive an annual fee of $90,000 Canadian Dollars per year plus applicable taxes, payable monthly in advance on the first of each calendar month. In addition, WMS, LMM, and CPG will each be entitled to receive 100,000 shares of our common stock on an annual basis, the standard benefits enjoyed by our other top executives, and reimbursement for reasonable travel, lodging, entertainment, promotion and other ordinary and necessary business expenses.  The Consulting Agreements are for an initial term of two years and will automatically be extended for an additional one-year period on each anniversary of the Effective Date (restoring the initial two-year term), unless terminated pursuant to the terms of the Consulting Agreements.

If the Consulting Agreements are terminated by us for a reason other than Cause, Death, or Disability (as defined in the Consulting Agreements) or by the consultant for Good Reason, the consultant will receive:

•	Any earned but unpaid annual base compensation;
•	Any earned but unissued stock awards;
•	Any owed expense reimbursement payments owed to consultant for expenses incurred prior to termination;
•	Any earned but unpaid annual bonus payments relating to the prior calendar year; and
•	A lump-sum payment equal to 150% of consultant’s annual base compensation, including all stock awards that would have been earned during the eighteen (18) months immediately following termination.

If the Consulting Agreements are terminated by us for Cause, by the consultant without Good Reason, or on account of the consultant’s death or disability, our sole obligation will be to pay any accrued obligations.

“Cause” is defined as a termination by the Company based upon consultant’s:

•
Persistent failure to perform duties consistent with a commercially reasonable standard of care (other than due to a physical or mental impairment or due to an action or inaction directed by the Company that would otherwise constitute Good Reason);

•	Willful neglect of duties (other than due to a physical or mental impairment or due to an action or inaction directed by the Company that would otherwise constitute Good Reason);
•	Conviction of, or pleading nolo contendere to, criminal or other illegal activities involving dishonesty;
•	Material breach of the Consulting Agreement; or
•	Failure to materially cooperate with or impeding an investigation authorized by the Board.

“Good Reason” is defined as a termination by the consultant based upon the occurrence of any of the following:

•	A material diminution in consultant’s position or title, or the assignment of duties to consultant that are materially inconsistent with consultant’s position or title;
•	A material diminution in consultant’s annual base compensation or bonus opportunity;
•
Within six (6) months immediately preceding or within two (2) years immediately following a Change of Control: (1) a material adverse change in consultant’s status, authority, or responsibility; (2) a requirement that consultant report to a corporate officer or consultant instead of directly to the Board; (3) a material diminution in the budget over which consultant has managing authority; or (4) a material change in the geographic location of consultant’s principal place of service with the Company; or

•	A material breach by the Company of any of its obligations under the Consulting Agreement.

Payments, distributions, or benefits payable upon consultant’s separation of service, and that would be classified as deferred compensation, may be delayed for six (6) months.  Also, any payments that would ordinarily constitute a “parachute payment” will be reduced to one dollar less than required to be considered “parachute payments” under Section 280G of the Internal Revenue Code.  In addition, in the event of any stock splits, reverse stock splits, stock dividends, or other changes in the Company’s capital, the number of shares of common stock issued to the consultants under the Consulting Agreements will be adjusted proportionately.

The Consulting Agreements also provide consultants with the option to sell and have the Company purchase any shares of Company stock held by, or due to Consultant by the Company on the Date of Termination (as defined in the Consulting Agreements).  The closing for the sale and purchase shall take place thirty (30) days following the Date of Termination (the “Purchase Date”).  The purchase price shall be paid in cash and the purchase price per share shall be determined by the Board in good faith based upon the average closing price per share on the ten business days preceding the Purchase Date.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Christopher Paton-Gay CEO	200,000 100,000	- -	- -	$0.12 $0.15	12/01/2012 4/06/2012
Kulwant Sandher CFO, Secretary, Treasurer	200,000	-	-	$0.12	12/01/2012
Douglas N. Bolen President	200,000	-	-	$0.12	12/01/2012

Stock Option Plans

Our board of directors adopted the 2010 Incentive Compensation Plan (the “Incentive Compensation Plan”) on March 8, 2010.  The Board has submitted the Incentive Compensation Plan for shareholder approval at the 2011 annual meeting of the shareholders.  Grants of 600,000 options have been made under the Incentive Compensation Plan subsequent to December 31, 2010.  As of December 31, 2010, no securities were issued  under the Incentive Compensation Plan.

The Incentive Compensation Plan authorizes us to grant awards in the form of shares of common stock, including unrestricted shares of common stock; options to purchase shares of common stock; stock appreciation rights or similar rights with a fixed or variable price related to the fair market value of the shares of common stock and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions; any other security with the value derived from the value of the shares of common stock, such as restricted stock and restricted stock units; deferred stock units; dividend equivalent rights; or any combination of the foregoing.  Our board of directors administers the Incentive Compensation Plan.

 The Incentive Compensation Plan allows for the grant of incentive stock options, non-qualified stock options and restricted stock awards.  The exercise price of any option shall be determined at the time the option is granted by the board of directors. However, the exercise price may generally not be less than 100 percent of the fair market value of the shares of common stock on the date of the grant. Each option expires on the date determined by the board of directors, but not later than ten years after the grant date. The board of directors may determine in its discretion whether any option shall be subject to vesting and the terms and conditions of any such vesting.  The Incentive Compensation Plan also provides for the immediate vesting of options, as well as authorizes the board of directors to cancel outstanding options or to make adjustments to the transfer restrictions on those options in the event of certain changes in corporate control of the company.  Awards, including options, made under the Incentive Compensation Plan are not assignable and also subject to any restrictions and conditions imposed by the board of directors.

On January 3, 2005, we adopted the 2005 Stock Incentive Plan, which provides for the grant of stock options to our employees, officers, directors and consultants. We registered the shares of our common stock issuable under the 2005 Stock Incentive Plan and reserved these shares for the granting of options and rights.  Grants of 800,000 options have been made under the 2005 Stock Incentive Plan and are outstanding as of December 31, 2009 and 249,902 remain available for issuance under the 2005 Stock Incentive Plan as of December 31, 2010.

Equity Compensation Plan Information

The following table provides information about our compensation plans under which shares of common stock may be issued upon the exercise of options as of December 31, 2010.

Equity Compensation Plan as of December 31, 2010

Plan Category	A Number of securities to be issued upon exercise of outstanding options, warrants and rights	B Weighted-average Exercise price of outstanding options, warrants and right	C Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))

Equity compensation plans approved by security holders	-	-	-

Equity compensation plans not approved by security holders	800,000 100,000	$0.12 $0.15	249,902 -

Total	900,000	$0.123	249,902

Security Ownership of Certain Beneficial Owners and Management
and Related Stockholder Matters

The following table sets forth, as of March 31, 2011, the number and percentage of outstanding shares of common stock beneficially owned by (a) each person known by us to beneficially own more than five percent of such stock, (b) each director of the Company, (c) each named officer of the Company, and (d) all our directors and executive officers as a group.  We have no other class of capital stock outstanding.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner (1)	Shares Owned (2)	Options Exercisable Within 60 Days (3)	Percent of Class
Directors and Executive Officers:
Douglas N. Bolen	1,186,000	400,000	10.9%
Kulwant Sandher	1,034,176	400,000	9.9%
Christopher Paton-Gay	1,143,932	500,000	11.2%
All current directors and executive officers as a group (three persons)	3,364,108	1,300,000	30.2%
More Than 5% Beneficial Owners:
None
_____________

*	Represents less than 1% of the class.

(1)	Unless otherwise provided, the address of each person is c/o Suite 604 - 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8.

(2)	Except as otherwise indicated, all shares shown in the table are owned with sole voting and investment power.

(3)	This column represents shares not included in “Shares Owned” that may be acquired by the exercise of options within sixty days of March 31, 2011.

The above beneficial ownership information is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Exchange Act, as required for purposes of this proxy statement; accordingly, it includes shares of our common stock that are issuable upon the exercise of stock options exercisable within sixty days of March 31, 2011.  Such information is not necessarily to be construed as an admission of beneficial ownership for other purposes.

Transactions with Related Persons

Certain Relationships and Related Person Transactions

Except as set forth herein, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since the beginning of our fiscal year on January 1, 2010 or in any presently proposed transaction which, in either case, has or will materially affect us.

On March 8, 2010 (the “Effective Date”), we entered into Amended and Restated Consulting Agreements with WMS, LMM and CPG (collectively, the “Consulting Agreements”).  Each of the Consulting Agreements are materially the same.  The Consulting Agreements supersede and replace all prior compensatory agreements, understandings and commitments that previously existed between the Company and members of its management.  Kulwant Sandher, our Chief Financial Officer and director, is the sole shareholder, officer, and director of WMS.  Douglas Bolen, our President and Chairman of the Board, is the sole shareholder, officer, and director of LMM.  Christopher Paton-Gay, our Chief Executive Officer and director, is the sole shareholder, officer, and director of CPG.  The Consulting Agreements are discussed in greater detail above under the subheading “Executive Compensation.”

Section 16(a) Beneficial Ownership Reporting

Section 16(a) of the Securities Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent (10%) of our common stock, to file with the Securities and Exchange Commission reports of ownership of, and transactions in, our securities and to provide us with copies of those filings.  To our knowledge, based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the year ended December 31, 2010, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

Other Matters

The board of directors is not aware of any other matters to be presented for action at the annual meeting.  However, if any other matter is properly presented at the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the board of directors may recommend.

Stockholder Proposals

Proposals that stockholders intend to present at the 2012 annual meeting must be received at the Company’s principal executive offices no earlier than December 11, 2011 and no later than January 11, 2012, in order to be presented at the meeting and must be in accordance with the requirements of the Bylaws of the Company.  The deadline for stockholders to submit proposals to be considered for inclusion in the proxy statement for the next annual meeting of stockholders is December 11, 2011.

Annual Report

This proxy statement is accompanied by a copy of our annual report for the fiscal year ended December 31, 2010.

By order of the Board of Directors

/s/ Douglas N. Bolen
Douglas N. Bolen President and Chairman of the Board

April 4, 2011
Vancouver, British Columbia

Delta Oil & Gas, Inc.

Proxy Solicited by the Board of Directors

For the Annual Meeting of Stockholders

To be held on May 27, 2011

The undersigned hereby appoints Douglas N. Bolen and Christopher Paton-Gay, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Delta Oil & Gas, Inc., a Colorado corporation (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Quarles & Brady, 411 E. Wisconsin Avenue, Milwaukee, Wisconsin, 53202-4497, Friday May 27, 2011, at 10:00 a.m. local time, and at any and all adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

The shares represented by this proxy card will be voted as directed or, if this card contains no specific voting instructions, these shares will be voted in accordance with the recommendations of the board of directors.

YOUR VOTE IS IMPORTANT.  You are urged to complete, sign, date and promptly return the accompanying proxy in the enclosed envelope or vote by telephone.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to be held May 27, 2011.  This Proxy Statement and our 2010 Annual Report on
Form 10-K Report to Stockholders are available at  http://cstproxy.com/deltaoilandgas/2011.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

Delta Oil & Gas, Inc.

VOTE BY INTERNET

QUICK * * * EASY * * * IMMEDIATE

As a stockholder of Delta Oil & Gas, Inc., you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on May 26, 2011.

Vote Your Proxy on the Internet:  Go to www.cstproxyvote.com, Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
OR
Vote Your Proxy by Mail:  Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE
VOTING ELECTRONICALLY

Please fold and detach here

Please mark your votes like this:   ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS:

1.	To elect Douglas N. Bolen, Kulwant Sandher and Christopher Paton-Gay to the Company’s board of directors.

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through, or otherwise strike, that nominee’s name in the list below.

	FOR	WITHHOLD
Douglas N. Bolen	☐	☐
Kulwant Sandher	☐	☐
Christopher Paton-Gay	☐	☐

2.	To approve the 2010 Incentive Compensation Plan.

☐   FOR          ☐   AGAINST          ☐   ABSTAIN

3.	To ratify the appointment of Mark Bailey & Company, Ltd. as the Company’s independent registered public accounting firm.

☐   FOR          ☐   AGAINST          ☐   ABSTAIN

Please sign below, exactly as name or names appear on this proxy. If the stock is registered in the names of two or more persons (Joint Holders), each should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give printed name and full title. If more than one trustee, all should sign.

____________________________________	_______________
Stockholder Signature	Date

_____________________________________	_______________
Joint Holder Signature (if applicable)	Date

Appendix A

DELTA OIL & GAS, INC.

2010 INCENTIVE COMPENSATION PLAN

I.	INTRODUCTION.

1.01     Purpose.  The Delta Oil & Gas, Inc. 2010 Incentive Compensation Plan (the “Plan”) is intended to provide incentives that will attract and retain the best available (a) directors of Delta Oil & Gas, Inc. (the “Company”), (b) employees of the Company or any Subsidiary that now exists or hereafter is organized or acquired by the Company, and (c) appropriate third parties who can provide valuable services to the Company, provide additional incentive to such persons and promote the success and growth of the Company.  These purposes may be achieved through the grant of Options to purchase Common Stock of the Company, the grant of Stock Appreciation Rights, the grant of Restricted Stock Awards, the grant of Performance Stock Awards and the grant of Phantom Stock Awards, as described below.

1.02     Effective Date.  The effective date of the Plan shall be March 8, 2010.

II.	DEFINITIONS.

2.01     “Award” means an Incentive Stock Option, Non-Qualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Performance Stock Award or Phantom Stock Award, as appropriate.

2.02     “Award Agreement” means the agreement between the Company and the Grantee specifying the terms and conditions as described thereunder.

2.03     “Board” means the Board of Directors of Delta Oil & Gas, Inc.

2.04     “Change in Control” means a change in ownership or control of the Company effected through any of the following transactions:  (a) a statutory share exchange, merger, consolidation or reorganization approved by the Company’s stockholders, unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction;  (b) any stockholder approved transfer or other disposition of all or substantially all of the Company’s assets (whether held directly or indirectly through one or more controlled subsidiaries) except to or with a wholly-owned subsidiary of the Company); or (c) the acquisition, directly or indirectly by any person or related group of persons of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to transactions with the Company’s stockholders.

2.05     “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

2.06     “Committee” means the committee described in Article IV or the person or persons to whom the committee has delegated its power and responsibilities under Article IV.

2.07     “Common Stock” or “Stock” means the common stock of the Company.

2.08     “Company” means Delta Oil & Gas, Inc., a Colorado corporation.

2.09     “Fair Market Value” means, as of any date of determination, (a) the closing sale price of a share of Stock on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of Stock are traded or quoted at the relevant time) as reported on the composite list used by The Wall Street Journal for reporting stock prices, or (b) if no such sale shall have been made on that day, on the last preceding day on which there was such a sale. If such Stock is not then listed or quoted as referenced above, Fair Market Value shall be an amount determined in good faith by the Committee.

2.10     “Grant Date” means the date on which an Award is deemed granted, which shall be the date on which the Committee authorizes the Award or such later date as the Committee shall determine in its sole discretion.

2.11     “Grantee” means an individual who has been granted an Award.

2.12     “Incentive Stock Option” or “ISO” means an option that is intended to meet the requirements of Section 422 of the Code and regulations thereunder.  No Option may be treated as an Incentive Stock Option unless the Plan is approved by the Company’s shareholders.

2.13     “Non-Qualified Stock Option” or “NSO” means an option other than an Incentive Stock Option.

2.14     “Option” means an Incentive Stock Option or Non-Qualified Stock Option, as appropriate.

2.15     “Performance Goal” means a performance goal established by the Committee prior to the grant of an Award that is based on the attainment of goals relating to one or more of the following business criteria measured on an absolute basis or in terms of growth or reduction:  return on assets employed (“ROAE”), earnings per share, total shareholder return, net income (pre-tax or after-tax and with adjustments as stipulated), return on equity, return on capital employed, return on assets, return on tangible book value, operating income, earnings before depreciation, interest, taxes and amortization (“EBITDA”), loss ratio, expense ratio, stock price, economic value added, operating cash flow and such other subjective or objective performance goals, including individual goals, that it deems appropriate.

2.16     “Performance Stock Award” means an Award under Article VIII of the Plan, that is conditioned upon the satisfaction pre-established performance goals.

2.17     “Phantom Stock Award” means the right to receive in cash the Fair Market Value of a share of Common Stock under Article IX of the Plan.

2.18     “Plan” means the Delta Oil & Gas, Inc. 2010 Incentive Compensation Plan as set forth herein, as it may be amended from time to time.

2.19     “Restricted Stock Award” means a restricted stock award under Article VII of the Plan.

2.20     “Stock Appreciation Right” or “SAR” means the right to receive cash or shares of Common Stock based upon the excess of the Fair Market Value of one share of Common Stock on the date the SAR is exercised over the grant price (which shall be not less than the Fair Market Value of a share of Common Stock on the Grant Date).

2.21     “Subsidiary” means any corporation in which the Company or another entity qualifying as a Subsidiary within this definition owns 50% or more of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company or another entity qualifying as a Subsidiary within this definition owns 50% or more of the combined equity thereof.

III.	SHARES SUBJECT TO AWARD.

3.01     Share Limit.  Subject to adjustment as provided in Section 3.02 below, the number of shares of Common Stock of the Company that may be issued under the Plan shall not exceed Two Million (2,000,000) shares (the “Share Limit”), all of which may be issued in the form of Incentive Stock Options; provided that no individual may be granted Awards covering, in the aggregate, more than One Million (1,000,000) shares of Common Stock in any calendar year.  If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, any shares subject to such Award again shall be available for the grant of an Award under the Plan.  Any Awards or portions thereof that are settled in cash and not in shares of Common Stock shall not be counted against the foregoing Share Limit.

3.02     Changes in Common Stock.  If any stock dividend is declared upon the Common Stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to the Common Stock, resulting in a split or combination or exchange of shares, the Committee shall make or provide for such adjustment in the number of and class of shares that may be delivered under the Plan, and in the number and class of and/or price of shares subject to outstanding Awards as it may, in its discretion, deem to be equitable.

IV.	ADMINISTRATION.

4.01     Administration by the Committee.  For purposes of the power to grant Awards to Company directors, the Committee shall consist of the entire Board.  For other Plan purposes, the Plan shall be administered by a committee designated by the Board to administer the Plan and shall be the Officer Nomination and Compensation Committee of the Board.  The Committee shall be constituted to permit the Plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended or any successor rule, and Section 162(m) of the Code.  A majority of the members of the Committee shall constitute a quorum.  The approval of such a quorum, expressed by a vote at a meeting held either in person or by conference telephone call, or the unanimous consent of all members in writing without a meeting, shall constitute the action of the Committee and shall be valid and effective for all purposes of the Plan.

4.02     Committee Powers.  The Committee is empowered to adopt such rules, regulations and procedures and take such other action as it shall deem necessary or proper for the administration of the Plan.  The Committee shall also have authority to interpret the Plan, and the decision of the Committee on any questions concerning the interpretation of the Plan shall be final and conclusive.  The Committee may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.  Subject to the provisions of the Plan, the Committee shall have full and final authority to:

(a)	designate the persons to whom Awards shall be granted;

(b)	grant Awards in such form and amount as the Committee shall determine;

(c)	impose such limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate;

(d)	waive in whole or in part any limitations, restrictions or conditions imposed upon any such Award as the Committee shall deem appropriate; and

(e)	modify, extend or renew any Award previously granted.

4.03     Delegation by Committee. The Committee may delegate all or any part of its responsibilities and powers to any executive officer or officers of the Company selected by it.  Any such delegation may be revoked by the Board or by the Committee at any time.

V.	STOCK OPTIONS.

5.01 Granting of Stock Options.  Options may be granted to non-employee directors of the Company, officers and key employees of the Company and any of its Subsidiaries, and to appropriate third parties who can provide valuable services to the Company.  In selecting the individuals to whom Options shall be granted, as well as in determining the number of Options granted, the Committee shall take into consideration such factors as it deems relevant pursuant to accomplishing the purposes of the Plan.  A Grantee may, if he or she is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine.  Option grants under the Plan shall be evidenced by an Award Agreement in such form and containing such provisions as are consistent with the Plan as the Committee shall from time to time approve.

5.02     Type of Option.  At the time each Option is granted, the Committee shall designate the Option as an Incentive Stock Option or a Non-Qualified Stock Option. Any Option designated as an Incentive Stock Option shall comply with the requirements of Section 422 of the Code, including the requirement that the Plan be approved by the Company’s shareholders.  If required by applicable tax rules regarding a particular grant, to the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares with respect to which an Incentive Stock Option grant under this Plan (when aggregated, if appropriate, with shares subject to other Incentive Stock Option grants made before said grant under this Plan or another plan maintained by the Company or any ISO Group member) is exercisable for the first time by an optionee during any calendar year exceeds $100,000 (or such other limit as is prescribed by the Code), such option grant shall be treated as a grant of Non-Qualified Stock Options pursuant to Code Section 422(d).

5.03     Option Terms.  Each option grant Award Agreement shall specify the number of Options being granted; one option shall be deemed granted for each share of stock.  In addition, each option grant Award Agreement shall specify the exercisability and/or vesting schedule of such options, if any.  No Incentive Stock Option shall be exercisable in whole or in part more than ten years from the date it is granted.

5.04     Purchase Price.  The purchase price for a share subject to Option shall not be less than 100% of the Fair Market Value of the share on the date the Option is granted, provided, however, the purchase price of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of such share on the date the Option is granted if the Grantee then owns (after the application of the family and other attribution rules of Section 424(d) or any successor rule of the Code) more than 10% of the total combined voting power of all classes of stock of the Company.

5.05     Method of Exercise.  An Option that has become exercisable may be exercised from time to time by written notice to the Company stating the number of shares being purchased and accompanied by the payment in full of the Option price for such shares.  The purchase price may be paid (a) in cash, (b) by check, (c) with the approval of the Committee, or if the applicable Agreement so provides, by delivering shares of Common Stock (“Delivered Stock”), (d) by surrendering to the Corporation shares of Common Stock otherwise receivable upon exercise of the Stock Option (a “Net Exercise”), or (e) any combination of the foregoing.  For purposes of the foregoing, Delivered Stock shall be valued at its Fair Market Value determined as of the business day immediately preceding the date of exercise of the Stock Option and shares of Common Stock used in a Net Exercise shall be valued at their Fair Market Value determined as of the date of exercise of the Stock Option. No Participant shall be under any obligation to exercise any Stock Option hereunder.

VI.	STOCK APPRECIATION RIGHTS.

6.01     Granting of SARs.  The Committee may, in its discretion, grant SARs to non-employee directors of the Company, to officers and key employees of the Company and any of its Subsidiaries, and to well as appropriate third parties who can provide valuable services to the Company.

6.02     SAR Terms.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the number of SARs granted, the grant price (which shall be not less than the Fair Market Value of a share of Common Stock on the Grant Date), the term of the SAR, and such other provisions as the Committee shall determine.

6.03 Method of Exercise.  An SAR that has become exercisable may be exercised by written notice to the Company stating the number of SARs being exercised.

6.04 Payment upon Exercise.  Upon the exercise of SARs, the Grantee shall be entitled to receive an amount determined by multiplying (a) the difference obtained by subtracting the grant price from the Fair Market Value of a share of Common Stock on the date of exercise, by (b) the number of SARs exercised.  At the discretion of the Committee, the payment upon the exercise of the SARs may be in cash, in shares of Common Stock of equivalent value (valued at the Fair Market Value of the Common Stock on the date of exercise), or in some combination thereof.  The number of available shares under Section 3.01 shall not be affected by any cash payments.

VII.	RESTRICTED STOCK AWARDS.

7.01     Administration.  Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan.  The Committee shall determine the eligible persons to whom and the time or times at which grants of Restricted Stock will be made, the number of shares of restricted Common Stock to be awarded, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards.  The Committee may condition the grant of Restricted Stock upon the attainment of Performance Goals so that the grant qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code.  The Committee may also condition the grant of Restricted Stock upon such other conditions, restrictions and contingencies as the Committee may determine.  The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

7.02     Registration.  Any Restricted Stock Award granted hereunder may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock, such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the event such Restricted Stock is issued in book-entry form, the depository and the Company’s transfer agent shall be provided with notice referring to the terms, conditions and restrictions applicable to such Restricted Stock, together with such stop-transfer instructions as the Committee deems appropriate.

7.03     Terms and Conditions.  Restricted Stock Awards shall be subject to the following terms and conditions:

(a)	Until the applicable restrictions lapse or the conditions are satisfied, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Restricted Stock Award.

(b)
Except to the extent otherwise provided in the applicable Award Agreement and (c) below, the portion of the Award still subject to restriction shall be forfeited by the Grantee upon termination of a Grantee’s service for any reason.

(c)
In the event of hardship or other special circumstances of a Grantee whose employment is terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such Grantee’s shares of Restricted Stock.

(d)	If and when the applicable restrictions lapse, unlegended certificates for such shares shall be delivered to the Grantee.

(e)	Each Award shall be confirmed by, and be subject to the terms of, an Award Agreement identifying the restrictions applicable to the Award.

7.04     Rights as Shareholder.  A Grantee receiving a Restricted Stock Award shall have all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends.  Unless otherwise determined by the Committee, cash dividends shall be automatically paid in cash and dividends payable in stock shall be paid in the form of additional Restricted Stock.

VIII.	PERFORMANCE STOCK AWARDS.

8.01     Administration.  Performance Stock Awards entitle a Grantee to receive shares of Common Stock if predetermined conditions are satisfied.  The Committee shall determine the eligible employees and appropriate third parties to whom and the time or times at which Performance Stock Awards will be made, the number of shares to be awarded, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards.  The Committee may condition the grant of a Performance Stock Award upon the attainment of Performance Goals so that the grant qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code.  The Committee may also condition the grant of a Performance Stock Award upon such other conditions, restrictions and contingencies as the Committee may determine.  The provisions of Performance Stock Awards need not be the same with respect to each recipient.

8.02     Terms and Conditions.  Performance Stock Awards shall be subject to the following terms and conditions:

(a)	Until the applicable restrictions lapse or the conditions are satisfied, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Performance Stock Award.

(b)
Except to the extent otherwise provided in the applicable Award Agreement and (c) below, the portion of the Award still subject to restriction shall be forfeited by the Grantee upon termination of a Grantee’s service for any reason.

(c)
In the event of hardship or other special circumstances of a Grantee whose employment is terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such Grantee’s Performance Stock Award.

(d)	If and when the applicable restrictions lapse, if any, unlegended certificates for such shares shall be delivered to the Grantee.

(e)	Each Award shall be confirmed by, and be subject to the terms of, an Award Agreement identifying the restrictions applicable to the Award, if any.

IX.	PHANTOM STOCK AWARDS.

9.01     Administration.  Phantom Stock Awards entitle a Grantee to receive cash payments based upon the Fair Market Value of shares of Common Stock if predetermined conditions are satisfied.  The Committee shall determine the eligible employees and appropriate third parties to whom and the time or times at which Phantom Stock Awards will be made, the number of shares to be covered by the Award, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards.  The Committee may condition the grant of a Phantom Stock Award upon the attainment of Performance Goals so that the grant qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code.  The Committee may also condition the grant of a Phantom Stock Award upon such other conditions, restrictions and contingencies as the Committee may determine.  The provisions of Phantom Stock Awards need not be the same with respect to each recipient.

9.02     Terms and Conditions.  Phantom Stock Awards shall be subject to the following terms and conditions:

(a)	Until the applicable restrictions lapse or the conditions are satisfied, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Phantom Stock Award.

(b)
Except to the extent otherwise provided in the applicable Award Agreement and (c) below, the portion of the Award still subject to restriction shall be forfeited by the Grantee upon termination of a Grantee’s service for any reason.

(c)
In the event of hardship or other special circumstances of a Grantee whose employment is terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such Grantee’s Phantom Stock Award.

(d)
If and when the applicable restrictions lapse, the Company shall pay to Grantee an amount equal to the Fair Market Value of a share of Common Stock multiplied by the number of shares covered by the Award for which the restrictions have then lapsed.

(e)	Each Award shall be confirmed by, and be subject to the terms of, an Award Agreement identifying the restrictions applicable to the Award.

X.	EFFECT OF CORPORATE TRANSACTIONS.

10.01 Merger, Consolidation or Reorganization.  In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation or a merger, consolidation or reorganization involving the Company in which the Common Stock ceases to be publicly traded, the Committee shall, subject to the approval of the Board, or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised Award pursuant to either clause (a) or (b) below:

(a)
Appropriate provision may be made for the protection of such Award by the substitution on an equitable basis of appropriate shares of the surviving or related corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to such Award immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to Award immediately after such substitution over the exercise price thereof; or

(b)
The Committee may cancel such Award.  In the event any Option or SAR is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Grantee an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Company Stock as a result of such event over (ii) the exercise price of such option or the grant price of the SAR, multiplied by the number of shares subject to such Award.  In the event any other Award is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Grantee an amount of cash or stock, as determined by the Committee, based upon the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Company Stock as a result of such event. No payment shall be made to a Grantee for any Option or SAR if the purchase or grant price for such Option or SAR exceeds the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Company Stock as a result of such event.

10.02     Change in Control.  Notwithstanding any provision in the Plan to the contrary, unless the particular Award Agreement provides otherwise, the unvested Awards held by each Grantee shall automatically become vested upon the occurrence, before the expiration or termination of such Award, of a Change in Control.  Further, the Committee shall have the right to cancel such Awards and pay the Grantee an amount determined under Section 10.01(b) above.

XI.	MISCELLANEOUS.

11.01     Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or the payment of Performance Stock, Grantees may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.

11.02     No Employment or Retention Agreement Intended.  Neither the establishment of, nor the awarding of Awards under this Plan shall be construed to create a contract of employment or service between any Grantee and the Company or its Subsidiaries; it does not give any Grantee the right to continued service in any capacity with the Company or its Subsidiaries or limit in any way the right of the Company or its Subsidiaries to discharge any Grantee at any time and without notice, with or without cause, or to any benefits not specifically provided by this Plan, or in any manner modify the Company’s right to establish, modify, amend or terminate any profit sharing or retirement plans.

11.03     Non-transferability of Awards.  Any Award granted hereunder shall, by its terms, be non-transferable by a Grantee other than by will or the laws of descent and shall be exercisable during the Grantee’s lifetime solely by the Grantee or the Grantee’s duly appointed guardian or personal representative.  Notwithstanding the foregoing, the Committee may permit a Grantee to transfer a Non-Qualified Stock Option or SAR to a family member or a trust or partnership for the benefit of a family member, in accordance with rules established by the Committee.

11.04     Securities Laws.  No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Grantee to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

11.05     Rights as Shareholder.  A Grantee receiving a Performance Stock Award shall not be deemed the holder of any shares covered by the Award, or have any rights as a shareholder with respect thereto, until such shares are issued to him/her following the lapse of the applicable restrictions, if any.

11.06     Dissolution or Liquidation.  Upon the dissolution or liquidation of the Company, any outstanding Awards theretofore granted under this Plan shall be deemed canceled.

11.07     Controlling Law.  The law of the State of Colorado, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan.

11.08     Termination and Amendment of the Plan.  The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall impair without the Grantee’s consent any Award theretofore granted under the Plan.